STOCKHOLDERS’ AGREEMENT

between

MSPEA AGRICULTURE HOLDING LIMITED

and

FULL ALLIANCE INTERNATIONAL LIMITED

Dated [—], 2011

EXHIBITS

EXHIBIT A	FORM OF JOINDER AGREEMENT

EXHIBIT B	FORM OF INVESTOR NOTICE

STOCKHOLDERS’ AGREEMENT (this “Agreement”) made on the [—] day of [—], 2011

BETWEEN:

(1)
MSPEA AGRICULTURE HOLDING LIMITED, a company incorporated and existing under the laws of the Cayman Islands with its registered office at Walkers SPV Limited, Walker House, PO Box 908GT, Mary Street, George Town, Grand Cayman, Cayman Islands  (the “Investor”); and

(2)
FULL ALLIANCE INTERNATIONAL LIMITED, a company incorporated and existing under the laws of the British Virgin Islands with its registered office at OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands (“Full Alliance”, or the “Key Shareholder”).

RECITALS:

(A)
The Key Shareholder is an existing shareholder of Yongye International, Inc., a company incorporated and existing under the laws of the Nevada Revised Statutes of the State of Nevada of the United States of America (the “Company”);

(B)
Pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated [—], 2011, by and among the Investor, the Company and the Key Shareholder, the Company will issue to the Investor and the Investor will purchase certain preferred shares from the Company, subject to the terms and conditions thereof; and

(C)	The Parties (as defined below) enter into this Agreement in connection with the transactions contemplated under the Securities Purchase Agreement.

AGREEMENT:

SECTION 1
INTERPRETATION

1.1	Definitions. In this Agreement, unless the context otherwise requires, the following words and expressions have the following meanings:

“Actual Net Income” has the meaning as set forth in the Certificate of Designation.

“Affiliate” has the meaning as set forth in the Securities Purchase Agreement.

"Auditor" means the independent financial auditor of the Company, which, at any time, shall be a Big 4 Accounting Firm selected by the Company; provided that to the extent that a Big 4 Accounting Firm is not available, the Auditor shall be the independent auditor of the Company selected by the Company and the holders of a majority of Preferred Shares then outstanding.

“Big 4 Accounting Firm” means KPMG, PricewaterhouseCoopers, Deloitte Touche Tohmatsu, Ernst & Young or their PRC-domiciled affiliates.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the PRC or HKSAR or New York City are required or authorized by law or executive order to be closed.

“Certificate of Designation” means the certificate of designation of the Preferred Shares.

“Common Stock” means the common stock, par value US$0.001 per share, in the capital of the Company.

“Company Charter Documents” means, collectively, the By-laws and Articles of Incorporation of the Company, as amended from time to time.

“Company Audited Financial Statements” means, for any Financial Year, the audited consolidated balance sheet, the audited consolidated statements of income and the audited consolidated cash flows of the Company for such Financial Year, in each case audited by the Auditor in accordance with US GAAP.

“Control” of a Person means (a) ownership of more than 50% of the shares in issue or other equity interests or registered capital of such Person or (b) the power to direct the management or policies of such Person, whether through ownership or voting proxy of the voting power of such Person, through the power to appoint a majority of the members of the board of directors or similar governing body of such Person, through contractual arrangements or otherwise.

“Conversion Price” has the meaning attributed to it in the Certificate of Designation.

“Covered Business” means (a) development, manufacture and sale of fertilizer, plant nutrient and animal nutrient/medicine, and (b) distribution of seeds, pesticide, fertilizer,  nutrient and other products that may be reasonably expected to be sold in agriculture retail stores.

“Cumulative Net Income Guarantee” has the meaning as set forth in the Certificate of Designation.

“Encumbrance” means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction which, in legal terms, is not the granting of security interest or any other encumbrance but which has an economic or financial effect similar to the granting of security interest or any other encumbrance under applicable law, (b) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any Person, (c) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (d) any adverse claim as to title, possession or use.

“Equity Securities” means, with respect to any Person, such Person’s capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital or joint venture or other ownership interests (whether or not such derivative securities are issued by such Person). Unless the context otherwise requires, any reference to “Equity Securities” refers to the Equity Securities of the Company.

“Financial Year” means the financial year of the Company, which ends on December 31 of each calendar year.

“Governmental Authority” means any government or political subdivision thereof; any department, agency or instrumentality of any government or political subdivision thereof; any court or arbitral tribunal; and the governing body of any securities exchange, in each case having competent jurisdiction.

“Group” means the Company and any of its direct and indirect Subsidiaries.

“Group Member” means any member of the Group.

“HKSAR” or “Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Joinder Agreement” means a joinder agreement substantially in the form set out in Exhibit A.

“Maximum Aggregate Share Amount” has the meaning as set forth in the Certificate of Designation.

“Maximum Conversion Factor” has the meaning as set forth in the Certificate of Designation.

“Party” or “Parties” means any signatory or the signatories to this Agreement and any Person that subsequently becomes a party to this Agreement as provided herein.

“Person” means any natural person, firm, company, Governmental Authority, joint venture, partnership, association or other entity (whether or not having separate legal personality).

“PRC” or “China” means the People’s Republic of China and for the purposes of this Agreement shall exclude HKSAR, Taiwan and the Special Administrative Region of Macau.

“Preferred Dividends” has the meaning as set forth in the Certificate of Designation.

“Preferred Shares” means the shares of the series A convertible preferred stock, par value US$0.001 per share, in the capital of the Company, with the terms set forth in the Certificate of Designation.

“Registration Right Agreement” means the registration rights agreement, dated [—], between the Company and the Investor.

“Share Pledge” means the Pledge Agreement, dated as of the date hereof, by and between the Investor as the pledgee and the Key Shareholder as the pledgor.

“Stockholders” means (a) the Key Shareholder, (b) the Investor and (c) any other Person who becomes a stockholder of the Company in accordance with the terms of this Agreement and executes a Joinder Agreement, in each case for so long as such Person remains a stockholder of the Company, and in the case of any Stockholder that is a natural person shall be deemed to include the estate of such Stockholder and the executor, conservator, committee or other similar legal representative of such Stockholder or such Stockholder’s estate following the death or incapacitation of such Stockholder.

“Transaction Documents” means the Securities Purchase Agreement, this Agreement, the Registration Right Agreement, the Certificate of Designation, the Share Pledge and amendments to the Company Charter Documents, if applicable.

“US GAAP” means the generally accepted accounting principles as applied in the United States of America.

“US$” means United States Dollars, the lawful currency of the U.S.

1.2	Terms Defined Elsewhere in this Agreement. The following terms are defined in this Agreement as follows:

“Agreement”	Preamble
“Cap”	Section 3.1(b)
“Company”	Recitals
“Full Alliance”	Preamble
“Investor”	Preamble
“Key Shareholder”	Preamble
“Process Agent”	Section 8.3
“Securities Purchase Agreement”	Recitals
“Transfer”	Section 2.1

1.3	Interpretation.

(a)
Directly or Indirectly.  The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

(b)
Gender and Number.  Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c)	Headings. Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

(d)	Include not Limiting. “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation”.

(e)
Law.  References to “law” shall include all applicable laws, regulations, rules and orders of any Governmental Authority, securities exchange or other self-regulating body, any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

(f)
References to Documents.  References to this Agreement include the Schedules and Exhibits, which form an integral part hereof.  A reference to any Section, Schedule or Exhibit is, unless otherwise specified, to such Section of, or Schedule or Exhibit to this Agreement.  The words “hereof,” “hereunder” and “hereto,” and words of like import, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto.  A reference to any document (including this Agreement) is, unless otherwise specified, to that document as amended, consolidated, supplemented, novated or replaced from time to time.

(g)
Share Calculations.  In calculations of share numbers, references to a “fully diluted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Common Stock (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged.  Any share calculation that makes reference to a specific date shall be appropriately adjusted to take into account any share split, share consolidation or similar event after such date.

(h)	Writing. References to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

(i)	Language. This Agreement is drawn up in the English language.

SECTION 2
RESTRICTIONS ON TRANSFER OF SHARES

2.1
Limitation on Transfers.  Prior to the earlier to occur of the following: (a) the Investor has fully converted all the Preferred Shares held by it into shares of Common Stock and sold all of such shares of Common Stock, (b) the Company has redeemed all the Preferred Shares held by the Investor in accordance with the Certificate of Designation, and (c) the fifth anniversary of the date hereof, Full Alliance shall not directly or indirectly sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of, or suffer to exist (whether by operation of law or otherwise) any Encumbrance on, any Equity Securities subject to the Share Pledge or any right, title or interest therein or thereto (including any contractual or other legal arrangement having the effect of transferring any or all of the benefits of ownership or economic rights) (each, a “Transfer”), except (i) Encumbrances pursuant to the Share Pledge, (ii) Encumbrances permitted under the Share Pledge, (iii) with the waiver of the restrictions in this Section 2.1 in accordance with Section 7.4 and (iv) as otherwise set forth on Section 1 of the Disclosure Schedule to the Securities Purchase Agreement. The Investor agrees and acknowledges that its right to Transfer the Preferred Shares is subject to the terms and conditions of Section 8.29 of the Securities Purchase Agreement.

2.2
Avoidance of Restrictions.  For so long as Section 2.1 is in effect, Full Alliance shall not authorize, register or otherwise permit any Transfer of Equity Securities issued by Full Alliance to any director, officer or employee of any Group Member or any Affiliate of such director, officer or employee without the prior written consent of the Investor, which shall not be unreasonably withheld.

SECTION 3
CERTAIN RIGHTS OF THE INVESTOR

3.1	Share Adjustment.

(a)
The Key Shareholder undertakes to the Investor that, upon conversion of any Preferred Shares held by the Investor into shares of Common Stock, if the Actual Net Income for the period from the Financial Year 2011 (inclusive) to the latest Financial Year with respect to which the Company Audited Financial Statements are available is lower than the Cumulative Net Income Guarantee of the relevant period, the Key Shareholder shall transfer to the Investor, and the Investor shall have the right to acquire from the Key Shareholder, such aggregate number of shares of Common Stock equal to “N” for a total consideration of US$1.

N =      N1  -  N2, which result shall be rounded up or down to the nearest whole number (with 0.5 or larger fraction rounded up).

For the purpose of this Section 3.1(a),

N1 = the number of shares of Common Stock that would have been issuable upon conversion of such Preferred Shares had the Cumulative Net Income Guarantee applied in the calculation of the adjusted Conversion Price under Section 6(E)(iv) of the Certificate of Designation been adjusted upward in accordance with Section 8 of the Certificate of Designation; and

N2 = the actual number of shares of Common Stock issuable upon conversion of such Preferred Shares.

(b)
Notwithstanding anything to the contrary, the number of shares of Common Stock which the Investor and its Affiliates may acquire from the Key Stockholder pursuant to Section 3.1(a) with respect to the conversion of any Preferred Shares held by the Investor and its Affiliates shall be capped at an amount (the “Cap”) such that the sum of (i) the Cap, plus (ii) all the shares of Common Stock previously acquired by the Investor and its Affiliates from the Key Shareholder pursuant to Section 3.1(a), plus (iii) the total number of shares of Common Stock issued to the Investor and its Affiliates upon conversion of all of the Preferred Shares held by the Investor and its Affiliates, including those issued as Preferred Dividends thereon, shall not exceed the Investor's and its Affiliates' entitlement to the Maximum Aggregate Share Amount in proportion to their Maximum Conversion Factor.

(c)
Upon conversion of any Preferred Shares by the Investor into shares of Common Stock, if any adjustment under Section 3.1(a) is triggered, the Investor shall have the right to deliver a notice of exercise, in the form of Exhibit B, of the Investor’s rights under Section 3.1(a) to the Key Shareholder.  The Key Shareholder shall, within ten (10) Business Days after delivery of notice of such exercise, transfer the specified number of shares of the Common Stock, free of any Encumbrance, to the Investor on a pro rata basis and deliver the share certificates representing the number of shares of the Common Stock to be transferred under this Section 3.1, together with duly executed instruments of transfer in form and substance required to effect the transfer.  The Key Shareholder shall procure that the Company shall, and shall cause its transfer agent to, promptly register such transfer in the stock ledger of the Company, issue share certificates representing such shares to the Investor and take all other actions required to effect the purposes of this Section.

SECTION 4
REPRESENTATIONS, WARRANTIES, COVENANTS AND UNDERTAKINGS

4.1	Representations and Warranties. The Key Shareholder represents to the Investor, and the Investor represents to the Key Shareholder (to the extent applicable), that:

(a)
such Party has the full power and authority to enter into, execute and deliver this Agreement and to perform the transactions contemplated hereby, and such Party that is not a natural person is duly incorporated or organized and existing under the laws of the jurisdiction of its incorporation or organization;

(b)
the execution and delivery by such Party of this Agreement and the performance by such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of such Party;

(c)
assuming the due authorization, execution and delivery hereof by the other Parties, this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally; and

(d)
the execution, delivery and performance of this Agreement by such Party and the consummation of the transactions contemplated hereby will not (i) violate any provision of any organizational or governance document of such Party, (ii) require such Party to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Authority in such Party’s country of organization or any other Person pursuant to any instrument, contract or other agreement to which such Party is a party or by which such Party is bound, other than any such consent, approval, action or filing that has already been duly obtained or made or otherwise explicitly required hereunder, (iii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which such Party is a party or by which such Party is bound, or (iv) violate any law.

4.2	Non-Competition.

(a)
The Key Shareholder undertakes to the Investor that, for so long as the Investor holds Preferred Shares and the Investor Ownership Percentage (as defined in the Securities Purchase Agreement) is equal to or greater than 10%, it will not, and will ensure that the other companies that it directly or indirectly Controls or holds equity interests in (other than the Group Members) will not, without the prior written consent of the Investor:

(i)	enter into any business that is engaged in the Covered Business (or any part thereof) anywhere in the PRC or otherwise competes directly or indirectly with any Group Member;

(ii)	assume for itself or any entity other than a Group Member the business or account in connection with any Covered Business of a customer or client of any Group Member; or

(iii)
persuade, solicit or encourage any senior officer, mid-level officer or key employee of any Group Member to leave such Group Member's employ other than as a result of a general solicitation or advertisement.

(b)
If there is any violation of Section 4.2(a) that is curable, the Key Shareholder will have a 30-day period from the date of its receipt of written notice thereof from the Investor to cure any such violation.  If such violation is so cured no breach of this Section 4.2 shall be deemed to have occurred with respect to such event.

SECTION 5
TERM AND TERMINATION

5.1
Effective Date; Termination.  This Agreement shall become effective upon execution and shall continue in force until the earlier to occur of (a) the date upon which the Investor ceases to hold any Equity Securities in the Company and (b) any date agreed upon in writing by all of the Parties.

5.2
Consequences of Termination.  If this Agreement is terminated in accordance with Section 5.1, it shall become void and of no further force and effect, except for the provisions of this Section 5, Section 6 (Notices), Section 7 (Miscellaneous) and Section 8 (Governing Law and Jurisdiction), provided, however, that such termination shall, unless otherwise agreed by the Parties, be without prejudice to the rights or obligations of any Party accrued under this Agreement prior to such termination.

SECTION 6
NOTICES

6.1
Notices.  Each notice, demand or other communication given or made under this Agreement shall be in writing in English and delivered or sent to the relevant Party at its address or fax number set out below (or such other address or fax number as the addressee has by five Business Days’ prior notice specified to the other Parties).  Any notice, demand or other communication given or made by letter between countries shall be delivered by international commercial overnight delivery service or courier (such as Federal Express or DHL).  Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered, (i) if delivered in person or by messenger, when proof of delivery is obtained by the delivering party; (ii) if sent by post within the same country, on the third Business Day following posting, and if sent by post to another country, on the seventh Business Day following posting; and (iii) if given or made by fax, upon dispatch and the receipt of a transmission report confirming dispatch.

6.2	Addresses and Fax Numbers. The initial address and facsimile for each Party for the purposes of this Agreement are:

if to the Investor:	with a copy to:
c/o Morgan Stanley Private Equity International Commerce Centre 1 Austin Road West Kowloon Hong Kong SAR Facsimile: +852 34075936 Attention: Mr. Homer SUN	Paul, Weiss, Rifkind, Wharton & Garrison 12th Floor, Hong Kong Club Building 3A Chater Road, Central Hong Kong Facsimile: (852) 2840-4300 Attention: John E. Lange

if to Full Alliance:	with a copy to:
6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District Beijing, PRC Facsimile: 86 10 82311797 Attention: Ling Zhu	Loeb & Loeb LLP Suite 3401, Tower C, Beijing Yintai Center, 2 Jianguomenwai Dajie, Chaoyang district, Beijing 100022, P.R. China Facsimile: (86) 10 5954 3501 Attention: Frank J. Marinaro

SECTION 7
MISCELLANEOUS

7.1
Assignment.  This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Parties.  All rights of the Investor hereunder may be assigned to any Person; provided that the Investor shall obtain the prior written consent of the Key Shareholder for the assignment of its rights to a Person other than to its Affiliates and the assignee shall sign a Joinder Agreement substantially in the form attached hereto as Exhibit A or in a form as may otherwise be agreed by the Parties.

7.2
No Partnership.  The Parties expressly do not intend hereby to form a partnership, either general or limited, under any jurisdiction’s partnership law.  The Parties do not intend to be partners one to another, or partners as to any third party, or create any fiduciary relationship among themselves, by virtue of their status as Stockholders.

7.3
Amendment.  This Agreement may not be amended, modified or supplemented except by a written instrument executed by the Key Shareholder and the holder(s) of a majority of the Preferred Shares then outstanding.

7.4
Waiver.  No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision; provided that a waiver in favor of the Key Shareholder shall be effective when set forth in a written instrument signed by the holder(s) of a majority of the Preferred Shares then outstanding.  No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.  Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

7.5
Entire Agreement.  This Agreement, together with the other Transaction Documents and any other documents referred to herein or therein, constitutes the whole agreement between the Parties relating to the subject matter hereof and supersedes any prior agreements or understandings relating to such subject matter.

7.6
Severability.  Each and every obligation under this Agreement shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part.  To the extent that any provision or provisions of this Agreement are unenforceable they shall be deemed to be deleted from this Agreement, and any such deletion shall not affect the enforceability of this Agreement as remain not so deleted.

7.7
Consent to Specific Performance.  The Parties declare that it is impossible to measure in money the damages that would be suffered by a Party by reason of the failure by any other Party to perform any of the obligations hereunder.  Therefore, if any Party shall institute any action or proceeding to enforce the provisions hereof, any Party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other Party has an adequate remedy at law, to the extent permitted by law.

7.8
Counterparts.  This Agreement may be executed in one or more counterparts including counterparts transmitted by telecopier or facsimile, each of which shall be deemed an original, but all of which signed and taken together, shall constitute one document.

SECTION 8
GOVERNING LAW AND JURISDICTION

8.1
Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

8.2
Submission to Jurisdiction.  Each of the Parties (a) will submit itself/himself to the sole and exclusive jurisdiction of the United States district court for the Southern District of New York in the event any dispute arises out of this Agreement, (b) agrees that venue will be proper as to proceedings brought in any such court with respect to such a dispute, (c) will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (d) agrees to accept service of process at its address for notices pursuant to this Agreement in any such action or proceeding brought in any such court.  With respect to any such action, service of process upon any Party in the manner provided herein for the giving of notices shall be deemed, in every respect, effective service of process upon such Party.  If there is no applicable jurisdiction in such federal court, each of the Parties shall submit itself/himself to the jurisdiction of the state court for the State of New York.

8.3
Service of Process.  The Key Shareholder hereby irrevocably designates and appoints Law Debenture Trust Company of New York located at 400 Madison Ave., 4th Floor, New York, NY 10017 (the “Process Agent”), as the authorized agent of the Key Shareholder upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Key Shareholder.  The Key Shareholder hereby represents that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing.  The Key Shareholder hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf.  The Key Shareholder further agrees that service of process upon the Process Agent and written notice of said service to Full Alliance, mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon Full Alliance in any such suit or proceeding.  Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.  The Key Shareholder further agrees to take any and all actions, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Key Shareholder has any outstanding obligations under this Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

MSPEA AGRICULTURE HOLDING LIMITED

By:
Name:
Title:

FULL ALLIANCE INTERNATIONAL LIMITED

By:
Name:
Title:

EXHIBIT A

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT (this “Agreement”) made on the [—] day of, [—]

BETWEEN:

(1)	[Investor/Key Shareholder] (the “Existing Stockholder”); and

(2)	[Name of New Stockholder], a [company] [incorporated] and existing under the laws of [jurisdiction of incorporation] with its registered office at [—] (the “New Stockholder”).

RECITALS:

(A)
On [—] day of _____________, 2011, the Existing Stockholder and certain other Stockholders entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) to which a form of this Agreement is attached as Exhibit A.

(B)
The New Stockholder wishes to [be allotted/have transferred to him/her/it] [—] shares (the “Shares”) in the capital of the Company from [—] (the “Old Stockholder”) and in accordance with the Stockholders’ Agreement has agreed to enter into this Agreement.

NOW THIS DEED WITNESSES as follows:

1.	Interpretation. In this Agreement, except as the context may otherwise require, all words and expressions defined in the Stockholders’ Agreement shall have the same meanings when used herein.

2.
Covenant.  The New Stockholder hereby covenants to the Existing Stockholder as trustee for all other persons who are at present or who may hereafter become bound by the obligations of the Existing Stockholder under the Stockholders’ Agreement, and to the Existing Stockholder itself/himself to adhere to and be bound by all the duties, burdens and obligations of the Old Stockholder imposed pursuant to the provisions of the Stockholders’ Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Stockholder had been an original party to the Stockholders’ Agreement since the date thereof.

3.
Enforceability.  The Existing Stockholder shall be entitled to enforce the Stockholders’ Agreement against the New Stockholder, and the New Stockholder shall be entitled to all rights and benefits of the Old Stockholder (other than those that are non-assignable) under the Stockholders’ Agreement in each case as if the New Stockholder had been an original party to the Stockholders’ Agreement since the date thereof.

4.	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES.

IN WITNESS WHEREOF, this Agreement has been executed on the date first above written.

[NAME OF EXISTING STOCKHOLDER]

Name:
Title:

[NAME OF NEW STOCKHOLDER]

Name:
Title:

EXHIBIT B

FORM OF INVESTOR NOTICE

Full Alliance International Limited
[address]
Facsimile: [—]
Attention: [—]

with a copy to:
[—]

Date: [—]
Dear Sirs,

We refer to the Stockholders’ Agreement, dated [—], by and between you and us (the “Stockholders’ Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Stockholders’ Agreement.

Pursuant to Section 3.1(c) of the Stockholders’ Agreement, we hereby write to inform you that:

(a)           the Actual Net Income for [period], calculated in accordance with the method set forth in Appendix hereto, is US$[—];

(b)           the Cumulative Net Income Guarantee of the relevant period is [—];

(c)           the adjustment under Section 3.1(a) of the Stockholders’ Agreement is triggered; and

(d)           the number of shares of Common Stock that you shall transfer to us pursuant to Section 3.1(a) of the Stockholders’ Agreement is [—].

[The remainder of this page is intentionally left blank.]

Sincerely yours,

[—]

Name:
Title: